EXHIBIT 10.3
[Discovery Communications Letterhead]
One Discovery Place
Silver Spring, MD 20910
240.662.0000

World Poker Tour 5700 Wilshire Blvd., Suite 350 Los Angeles, CA 90036 Attn: Steve Lipscomb	As of March 16, 2006
     Re: “World Poker Tour” — Option Exercise Letter — Season 5
Dear Steve:
     Reference is made to (i) that certain master agreement (the “Master Agreement”) dated as of August 22, 2003 between WORLD POKER TOUR L.L.C. (“Producer”) and THE TRAVEL CHANNEL, L.L.C. (“TRV”); and (ii) that certain agreement attached to the Master Agreement (the “Attachment”), dated as of August 22, 2003 between Producer and TRV in connection with the second season of the television production currently known as the “World Poker Tour” (the “Program”), as amended through the date hereof. The Master Agreement and the Attachment are collectively hereinafter referred to as the “Agreement.”
     Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings as set forth in the Agreement.
     In accordance with and subject to Paragraph 4 of the Attachment, TRV hereby exercises its Option for an Additional Series Order in connection with the fifth Season pursuant to the terms of the Agreement, with the understanding that the Additional Series Order will be comprised of seventeen (17) Additional Series Episodes plus three (3) Specials.

Very truly yours, TRAVEL CHANNEL, LLC.
By:	/s/ Patrick Younge

Its:	EVP/GM Travel Channel